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                                                                    EXHIBIT 23.4



                      CONSENT OF McDONALD INVESTMENTS INC.

         We consent to the inclusion in this Registration Statement on Form S-4 of the form of our opinion set forth as Appendix C to the Proxy Statement/ Prospectus, which is part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the Proxy Statement/ Prospectus under the caption "Opinion of McDonald Investments Inc."



/S/ McDonald Investments, Inc.
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McDonald Investments, Inc.

Chicago, Illinois
March 6, 2000